As filed with the Securities and Exchange Commission on February 25, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	94-3274498

(State of Incorporation)	(I.R.S. Employer Identification No.)

ONE POST STREET, SUITE 2500
SAN FRANCISCO, CALIFORNIA 94104
(Address of principal executive offices)

1997 EQUITY INCENTIVE PLAN
(Full title of the plans)

ASAD M. MADNI
PRESIDENT AND CHIEF OPERATING OFFICER
BEI TECHNOLOGIES, INC.
ONE POST STREET, SUITE 2500
SAN FRANCISCO, CALIFORNIA 94104
(415) 956-4477
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
CHRISTOPHER A. WESTOVER, ESQ.
COOLEY GODWARD LLP
ONE MARITIME PLAZA, 20TH FLOOR
SAN FRANCISCO, CALIFORNIA 94111
(415) 693-2000

Page 1 of 10 Pages
Exhibit Index at Page 8

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Shares of Common Stock, par value $.001 per share, reserved for future issuance under the 1997 Equity Incentive Plan	600,000	$6.2500 — $26.3350	$14,874,800.31	$1,750.76

(1)	Pursuant to Rule 416(a), promulgated under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall cover any additional shares of Common Stock which become issuable under the 1997 Equity Incentive Plan (the “Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock of BEI Technologies, Inc. (the “Company” or “Registrant”).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and aggregate offering price are calculated on the basis of (i) $6.2500, the exercise price of 46,114 outstanding options and (ii) $26.3350, the average of the high and low prices of the Company’s Common Stock as reported on the Nasdaq National Market on February 24, 2005 for 553,886 shares available for future grant pursuant to the Plans (pursuant to Rule 457(c) under the Act).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DESCRIPTION OF SECURITIES
INTERESTS OF NAMED EXPERTS AND COUNSEL
INDEMNIFICATION OF DIRECTORS AND OFFICERS
EXEMPTION FROM REGISTRATION CLAIMED
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a)     The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or either (1) the Company’s latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed, or (2) the Company’s effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company’s latest fiscal year.

     (b)     All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c)     The description of the Company’s Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     (d)     The contents of the Registration Statement on Form S-8 No. 333-38643 filed with the Securities and Exchange Commission on October 24, 1997.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

     Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company’s Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the extent not prohibited by Delaware law. Under the Bylaws, indemnified parties are entitled to indemnification to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Company’s directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit and for improper distributions to stockholders and improper loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

EXHIBITS

Exhibit
Number

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature pages.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 25, 2005.

BEI TECHNOLOGIES, INC.
By:	/s/ Adsad M. Madni
Asad M. Madni
President and Chief Operating Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Asad M. Madni and John LaBoskey, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Asad M. Madni Asad M. Madni	President and Chief Operating Officer (Principal Executive Officer)	February 25, 2005

/s/ John LaBoskey John LaBoskey	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2005

/s/ Charles Crocker Charles Crocker	Chairman of the Board, Chief Executive Officer and Director	February 25, 2005

/s/ Richard M. Brooks Richard M. Brooks	Director	February 25, 2005

/s/ C. Joseph Giroir C. Joseph Giroir, Jr.	Director	February 23, 2005

/s/ William G. Howard William G. Howard, Jr.	Director	February 25, 2005

Signature	Title	Date

/s/ J. Lavon Morton J. Lavon Morton	Director	February 24, 2005

/s/ Gary D. Wrench Gary D. Wrench	Director	February 25, 2005

EXHIBIT INDEX

Exhibit		Sequential Page
Number	Description	Number

5.1	Opinion of Cooley Godward LLP.	9

23.1	Consent of Ernst & Young LLP, Independent Auditors.	10

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.	—

24.1	Power of Attorney is contained on the signature pages.	—